Exhibit 2.4

                        ESCROW AGREEMENT
                        ----------------

     THIS ESCROW AGREEMENT is dated November 13, 2002, and effective as of November 14, 2002, among James W. Amyx and Kimberly K. Brown (collectively, "Sellers"), Ennis Business Forms, Inc., a Texas corporation ("Purchaser"), and Bank One, National Association ("Escrow Agent").

                           Background

     A.    Contemporaneously  with  the  execution  and  delivery
hereof,  the  closing pursuant to the terms of a  Stock  Purchase
Agreement,   dated  as  of  November  14,  2002  (the   "Purchase
Agreement"), between Sellers and Purchaser has occurred.

     B. The Purchase Agreement contemplates the establishment of a fund to satisfy certain obligations with respect to indemnification by Sellers pursuant to Section 9.02 of the Purchase Agreement.

     C. Escrow Agent is willing to accept the Escrow Fund (as defined below) and to hold and distribute the Escrow Fund in accordance with the terms and conditions set forth herein.

     D. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Purchase
Agreement.

                            Agreement

     For and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree:

          1. Appointment of Escrow Agent. Purchaser and Sellers hereby designate and appoint Escrow Agent to serve as escrow agent and Escrow Agent hereby confirms its agreement to act as escrow agent upon the terms, conditions and provisions of this Agreement.

          2.   Creation of Escrow Fund.

               (a)   In  accordance  with  Section  1.02  of  the
Purchase Agreement, Purchaser hereby agrees to deposit from time to time, on behalf of Sellers, with Escrow Agent by wire transfer the amount of any Earn-Out payable to Sellers under Section 1.03 of the Purchase Agreement prior to the Expiration Date (the
"Escrow Deposit"). The Escrow Deposit, together with all interest accrued thereon is herein referred to as the "Escrow
Fund." The Escrow Fund, pending distribution thereof as hereinafter provided, shall be held in a segregated escrow account and not commingled with any other assets or funds held or administered by Escrow Agent.


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               (b)   Pending distribution in accordance with  the
provisions of Section 6 hereof, all collected and available funds held by Escrow Agent pursuant to this Escrow Agreement shall be invested in The One Group U.S. Treasury Money Market Fund or, if directed in writing, in other investments as otherwise directed by Purchaser and Sellers. The parties recognize and agree that Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the
Escrow  Account  or  the  purchase,  sale,  retention  or   other
disposition of any investment. Escrow Agent is hereby authorized to execute purchases and sales of permitted investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. Escrow Agent shall send statements to each of the parties hereto on a monthly basis reflecting  activity  in  the Escrow Account  for  the  preceding
month.   Although Purchaser and Sellers each recognizes  that  it
may obtain a broker confirmation or written statement containing comparable information at no additional cost, Purchaser and Sellers hereby agree that confirmations of permitted investments are not required to be issued by Escrow Agent for each month in which a monthly statement is rendered. Any loss or expense incurred as a result of an investment will be borne by the Escrow
Account.   The parties hereby acknowledge and agree  that  unless
written  instructions  and  collected  and  available  funds  are delivered to Escrow Agent by 11:00 a.m. Central Time on a business day, the funds will remain uninvested until the next
business  day.   All  interest earnings on  escrowed  investments
shall  be credited to the Escrow Fund upon receipt.  Income  will
be  distributed monthly to Sellers by Escrow Agent.   The  Escrow
Fund is to be held, administered and paid by Escrow Agent as provided herein. Escrow Agent acknowledges receipt of the Escrow Fund and agrees to hold, administer and pay the same in accordance with the terms of this Agreement and to not permit any withdrawal thereof, except pursuant to the terms hereof.

               (c) Purchaser shall execute and deliver to Escrow Agent a certificate of incumbency substantially in the form of Exhibit A hereto for the purpose of establishing identity of the representatives of Purchaser entitled to issue instructions or directions to Escrow Agent on behalf of each such party. In the event of any change in the identity of such representatives, a new certificate of incumbency shall be executed and delivered to Escrow Agent by the appropriate party. Until such time as Escrow Agent shall receive a new incumbency certificate, Escrow Agent shall be fully protected in relying without inquiry on any then current incumbency certificate on file with Escrow Agent.

               (d)   Purchaser  and  Sellers shall  each  furnish
Escrow  Agent  with  a  completed  Form  W-8  or  Form  W-9,   as
applicable.

          3. Purpose of Escrow Fund. The Escrow Fund has been established for the purpose of providing a source of funds to pay Losses (as defined below) incurred by Purchaser as a result of the matters described in Section 9 of the Purchase Agreement. Notwithstanding any provision hereof or of the Purchase Agreement, this Agreement is intended to provide a source of funds to satisfy the indemnity obligations of Sellers, but it not intended to limit Purchaser's recourse against Sellers under the Purchase Agreement, and recourse to the provisions hereof and the Escrow Fund shall not be exclusive of any other rights or remedies available to Purchaser against Sellers or any other party to the Purchase Agreement, either at law or in equity.

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          4.    Notices  Directing Distribution of Escrow  Funds.
As used herein:

               (a) "Award Notice" means a true copy of an order of a court or arbitrator in any dispute over indemnification under Section 9 of the Purchase Agreement.

               (b) "Purchaser's Notice" means a notice with respect to indemnification given by Purchaser pursuant to Section 9 of the Purchase Agreement, which Purchaser's Notice shall contain a statement with reasonable specificity as to nature of such claim, the facts supporting same and the dollar amount (if ascertainable) of such claim.

               (c) "Losses" means all losses, claims, obligations, demands, assessments, penalties, liability, costs, damages, reasonable attorneys' fees and expenses asserted against or incurred by Purchaser by reason of or resulting from the matters described in Section 9 of the Purchase Agreement.

               (d) "Earn-Out" means the earn-out of Sellers pursuant to Section 1.03 of the Purchase Agreement.

               (e) "Expiration Date" means two (2) years after the payment to Sellers of the maximum amount of the Earn-Out or two (2) years after the fiscal year-end date on which neither of the Sellers shall have been employed as General Manager of the Company on a full-time basis during the entire fiscal year, as certified by Purchaser.

               (f) "Notice of Release" means a written declaration, executed by Purchaser and Sellers, specifying the resolution of a dispute with regard to a Purchaser's Notice and the disposition to be made of the Escrow Fund or any portion thereof that was the subject of such dispute.

               (g) "Objection" means a written good faith objection by Sellers to a Purchaser's Notice (in whole or part) stating in reasonable detail the basis for such objection.

               (h)    "Withdrawal   Notice"   means   a   written
declaration  (i) executed by Purchaser withdrawing a  Purchaser's
Notice or (ii) executed by Sellers withdrawing the Objection.

     At any time prior to the close of business on the Expiration Date, Purchaser may deliver to Escrow Agent (with a copy being contemporaneously delivered to Sellers) a Purchaser's Notice. Sellers shall have ten (10) days following receipt of a Purchaser's Notice to deliver to Escrow Agent (with a copy being contemporaneously delivered to Purchaser) an Objection. If no Objection is interposed by Sellers within ten (10) days after receipt by Sellers of a Purchaser's Notice, such claim is an "Uncontested Claim." If an Objection is filed by Sellers within such ten (10) day period, such claim is a "Contested Claim."

          5.    Claimed  Funds.  With respect to each Purchaser's
Notice received by Escrow Agent, Escrow Agent shall make a

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notation  on its records setting aside from the Escrow  Fund  the amount asserted by Purchaser as Losses (the "Claimed Funds"). Upon determination of the exact amount of Losses with respect to each Purchaser's Notice (whether by negotiation or litigation) in accordance with the Purchase Agreement, the Claimed Funds shall be increased or decreased as necessary to reflect the difference (if any) between the amount of the Losses asserted in Purchaser's Notice and the amount of the Losses actually payable to Purchaser pursuant to Section 6 hereof. If Purchaser shall execute a Withdrawal Notice or if Purchaser and Sellers shall agree to reduce the amount of Claimed Funds, they shall execute and deliver to Escrow Agent a Notice of Release with respect to the amount of the reduction, and Escrow Agent shall reduce the Claimed Funds as and to the extent set forth in such Withdrawal Notice or Notice of Release, as the case may be.

          6.   Disposition of Escrow Fund.

               (a) Escrow Agent shall pay and disburse the Escrow Fund and the Claimed Funds as follows:

                    (i)     To  Purchaser  as  specified  in  any
Purchaser's  Notice  received  by  Escrow  Agent  which   is   an
Uncontested Claim;

                    (ii)   To  Purchaser  as  specified  in   any
Purchaser's Notice that is a Contested Claim, if Sellers shall have delivered a Withdrawal Notice to Escrow Agent with respect to such Contested Claim;

                    (iii) To Purchaser as specified in any Notice of Release received by Escrow Agent;

                    (iv)   To Purchaser as specified in any Award
Notice;

                    (v)    To Sellers at the Expiration Date less
any Claimed Funds; and

                    (vi)   To  Sellers  and/or Purchaser  as  set
forth in any Notice of Release or Award Notice with regard to Claimed Funds received by Escrow Agent after the Expiration Date.

      Distributions by Escrow Agent to Sellers shall be allocated
50% to James W. Amyx and 50% to Kimberly K. Brown.

          7. Escrow Agent's Duties. Escrow Agent shall be obligated to perform only such duties as expressly set forth in this Agreement, and shall not be required, in carrying out its duties under this Agreement to refer to the Purchase Agreement.

          8. Escrow Agent's Fees and Expenses. The reasonable compensation of Escrow Agent as set forth in Schedule 1 hereto

                                4
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and   all   expenses,   disbursements  and  advances   (including
reasonable attorneys' fees) incurred in the carrying out of Escrow Agent's duties hereunder (the "Escrow Agent's Fees") shall be paid in equal amounts by Purchaser and Seller.

          9.   Provisions Relating to Escrow Agent.

               (a) The parties hereto acknowledge and agree that Escrow Agent (i) shall not be responsible for any of the agreements referred to herein but shall be obligated only for performance of such duties as are specifically set forth in this Agreement; (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice instruction, instrument, statement, request or document furnished to it hereunder, executed by the appropriate party or parties as hereinabove provided and believed by it to be genuine and to have the accuracy thereof; and (iv) may consult counsel reasonably satisfactory to it (other than counsel to any party to the Purchase Agreement), including in-house counsel for such Escrow Agent, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

               (b) NEITHER ESCROW AGENT NOR ANY OF ITS DIRECTORS, OFFICERS OR EMPLOYEES SHALL BE LIABLE TO ANYONE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT OR ANY OF ITS DIRECTORS, OFFICERS OR EMPLOYEES HEREUNDER EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BUT INCLUDING ITS OWN NEGLIGENCE. PURCHASER AND SELLERS, JOINTLY AND SEVERALLY, COVENANT AND AGREE TO INDEMNIFY ESCROW AGENT AND HOLD IT HARMLESS WITHOUT LIMITATION FROM AND AGAINST ANY LOSS, LIABILITY OR EXPENSE OF ANY NATURE INCURRED BY ESCROW AGENT ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR WITH THE ADMINISTRATION OF ITS DUTIES HEREUNDER, INCLUDING, BUT NOT LIMITED TO, LEGAL FEES AND OTHER COSTS AND EXPENSES OF DEFENDING OR PREPARING TO DEFEND AGAINST ANY CLAIM OR LIABILITY RELATING TO THIS AGREEMENT, UNLESS SUCH LOSS, LIABILITY OR EXPENSE SHALL BE CAUSED BY ESCROW AGENT'S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE BUT INCLUDING ITS NEGLIGENCE. IN NO EVENT SHALL ESCROW AGENT BE LIABLE FOR DIRECT, SPECIAL OR CONSEQUENTIAL LOSSES. THE PROVISIONS OF PARAGRAPH (B) SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

               (c) In the event of any conflicting or inconsistent claims or demands being made in connection with the subject matter of this Escrow Agreement, or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder so long as such disagreement continues or such doubt exists, and in any such event, Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and Escrow Agent shall be entitled to continue to refrain from acting until (i) the rights of all parties have been

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fully   and   finally  adjudicated  by  a  court   of   competent
jurisdiction, or (ii) all differences shall have been settled and all doubt resolved by agreement among all of the interested persons, and Escrow Agent shall have been notified thereof in writing signed by all such persons. In addition to the foregoing rights, in the event Escrow Agent has any doubt as to the course of action it should take under this Escrow Agreement, Escrow Agent is hereby authorized to petition any District Court of Texas, Dallas County or the United States District Court of the Northern District of Texas for instructions or to interplead the
funds  or  assets  so  held  (including  the  property  and   any
investment)   into  such  court.   The  parties  agree   to   the
jurisdiction of either of said courts over their persons as well as the Escrow Fund, waive personal service of process, and agree that service of process by certified or registered mail, return receipt requested, to the address set forth below each party's signature to this Escrow Agreement shall constitute adequate
service.   Purchaser and Sellers hereby agree  to  indemnify  and
hold   Escrow  Agent  harmless  from  any  liability  or   losses
occasioned thereby and to pay any and all of its fees, costs, expenses, and counsel fees and expenses incurred in any such action and agree that, on such petition or interpleader action, Escrow Agent, its servants, agents, employees or officers will be relieved of further liability. Escrow Agent is hereby given a lien upon, and security interest in, all property in Escrow Agent's actual or constructive possession, and all investment and reinvestment of such property and the earnings thereon, to secure Escrow Agent's rights to payment or reimbursement (or both) under this Escrow Agreement.

               (d) Any corporation or association into which Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or in part, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall be and become the successor Escrow Agent hereunder and vested with all of the title to the whole property or trust estate and all the trust, powers, immunities, privileges, protections and all other matters as was its predecessor, without execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          10. Resignation/Removal of Escrow Agent. Escrow Agent may at any time resign as Escrow Agent hereunder by giving not less than thirty (30) days' prior written notice of resignation to Purchaser and Sellers; provided that such resignation shall not be effective until such time as the theretofore undisbursed balance of the Escrow Fund shall have been delivered to a successor escrow agent. Prior to the effective date of the resignation as specified in such notice, Purchaser will issue to Escrow Agent a written instruction authorizing redelivery of the Escrow Fund to a bank or trust company that it selects, subject to the reasonable consent of Sellers. Such bank or trust company shall have capital, surplus and undivided profits in excess of $500,000,000. If, however, Purchaser shall fail to name such a successor escrow agent who shall agree to serve as Escrow Agent hereunder within twenty (20) days after the notice of resignation from Escrow Agent, Sellers shall be entitled to name such successor escrow agent. If no successor escrow agent is named by Purchaser or Sellers, Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

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          11.  General Provisions.

               (a) Action by Sellers. For purposes of all actions required to be taken by Sellers pursuant to this Agreement, the action of both Sellers shall be required.

               (b) Assignment. The rights and obligation of the parties under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of such parties. Neither this Agreement nor any right or benefit hereunder may be assigned or transferred by Purchaser or Sellers without the prior written consent of the other.

               (c) Severability. Each section of this Agreement, and any and every provision therein, shall be severable from every other section of this Agreement, and any and every provision thereof, and the invalidity or unenforceability of any section or provision shall not affect the validity or enforceability of any other section or provision of this Agreement.

               (d)    Construction.   This  Agreement  shall   be
governed by and construed in accordance with the laws of the State of Texas (without regard to its conflicts or choice of law principles).

               (e) Entire Agreement. Except as otherwise specified herein relative to the Purchase Agreement, this Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof, and all prior agreements, understandings, and negotiations are merged therein and superseded hereby.

               (f)   Term.   The  term  of this  Agreement  shall
commence on the date hereof and shall end when the entire  Escrow
Fund has been disbursed as herein provided.

               (g) Notice. Any notice, request, demand or other communication required to be given hereunder shall be made in writing and shall be deemed to have been fully given when received, if personally delivered or delivered by facsimile transmission, or five days after deposit, if mailed by United States Mail, certified or registered, postage prepaid, to the parties at the following addresses (or such other addresses as shall be given in writing by any party to the other party hereto):

     If to Sellers to:   James W. Amyx
                         9000 Nix Road
                         Tolar, Texas  76476

                         Kimberly K. Brown
                         5248 SE Hwy. 160
                         Columbus, Kansas  66725

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     With a copy (which shall not constitute notice) to:

                         Timothy L. Fielder, Esq.
                         110 East Forest Street
                         P. O. Box 99
                         Girard, KS 66743
                         Facsimile:  (620) 724-4420

     If to Purchaser to: Ennis Business Forms, Inc.
                         1510 N. Hampton, Suite 300
                         DeSoto, Texas  75115
                         Attn:  Keith S. Walters
                         Chairman, President & CEO
                         Facsimile:  (800) 579-4271

     With a copy (which shall not constitute notice) to:

                         Kirkpatrick & Lockhart LLP
                         2828 N. Harwood St., Suite 1800
                         Dallas, Texas  75201
                         Attn:  Norman R. Miller, Esq.
                         Facsimile:  (214) 939-4949

     If to Escrow Agent:

                         Bank One, National Association
                         Global Corporate Trust Services
                         Attn: Amy C. Perkins
                         Mail Code TX1-2451
                         1717 Main Street, Fourth Floor
                         Dallas, Texas  75201
                         Facsimile:  (214) 290-3624


          12. Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and, so long as each party hereto has executed at least one counterpart to this Agreement, it shall not be necessary for the same counterpart of this Agreement to be signed by all of the undersigned in order for the agreements set forth herein to be binding upon all of the undersigned in accordance with the terms hereof.

          13.   Captions.   Captions and  Section  headings  used
herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

                                8
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          14.   Further  Assurances.  Each of the  parties  shall
cooperate with Escrow Agent and deliver to Escrow Agent such additional information and documents as Escrow Agent shall reasonably request in order to facilitate the performance of its obligations under this Agreement, including such documents as it
shall   reasonably  request  to  evidence  termination  of   this
Agreement and to evidence their consent to the final distribution of the Escrow Fund in accordance with the terms of this Agreement.

          15.  Tax Matters.

               (a) Reporting of Income. Escrow Agent shall report to the Internal Revenue Service, as of each calendar year-end, and to Sellers all income earned from the investment of any sum held in the Escrow Account, as and to the extent required under the provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code").

               (b) Preparation and Filing of Tax Returns. Sellers are required to prepare and file any and all income or other tax returns applicable to the Escrow Account with the Internal Revenue Service and all required state and local departments of revenue in all years income is earned in any particular tax year as and to the extent required under the provisions of the Code.

               (c) Payment of Taxes. Any taxes payable on income earned from the investment of any sums held in the Escrow Account shall be paid by Sellers, whether or not the income was distributed by Escrow Agent during any particular year as and to the extent required under the provisions of the Code.

               (d) Unrelated Transactions. Escrow Agent shall have no responsibility for the preparation and/or filing of any tax or information return with respect to any transaction, whether or not related to the Agreement or the Stock Purchase Agreement, that occurs outside the Escrow Account.


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  IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the date first above written.


                              PURCHASER:

                              ENNIS BUSINESS FORMS, INC.,
                              a Texas corporation



                              By:/s/Keith S. Walters
                                 -----------------------------
                                   Keith S. Walters
                                   Chairman, President and CEO



                              SELLERS:

                              /s/James W. Amyx
                              --------------------------------
                              James W. Amyx



                              /s/Kimberly K. Brown
                              --------------------------------
                              Kimberly K. Brown



                              ESCROW AGENT:

                              BANK ONE, National Association



                              By:  /s/Amy C. Perkins
                                   ---------------------------
                                   Amy C. Perkins
                                   Vice President


                               10
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                           SCHEDULE 1

                 Bank One, National Association
                       Escrow Fee Schedule

RE:  Ennis Business Forms, Inc

Acceptance Fee                                          $500.00

Annual Administration Fee                             $2,000.00

     The Acceptance Fee covers acceptance of contractual responsibilities and establishment of administrative records and procedures to comply with the agency documents.

     The Annual Administration Fee covers the performance of specified agent duties and responsibilities under the agency documents.

Out-of-pocket Expenses:

     A charge of 5% of the total fees (Acceptance and Annual Administration) will be added to cover ordinary business expenses such as postage, checks, stationery, printing, messenger deliveries, and telephone. Expenses for additional services, including, but not limited to, travel, legal, securities delivery, legal notice publication and legal representation will be billed additionally.

Additional Terms and Conditions:

     Acceptance  of the appointment is subject  to  document
     provisions being satisfactory to Bank One. This proposal is effective for a period of ninety (90) days from the date noted above. Unless otherwise indicated, the above fees provide for the establishment of one account. Additional sub-accounts governed by the same agreement may be established at an additional charge of $250.00 per account.

     The Acceptance Fee and the first year Annual Administration Fee are payable at the transaction closing. In the event the agency agreement is not funded, the Acceptance Fee and all related expenses will not be refunded. Annual Administration Fees cover a full year in advance, or any part thereof, and thus are not pro-rated in the year of termination.

     Upon a client's direction, cash balances will be invested in any one of the following:

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          Cash   balances  may  be  invested  in  One  Group
          (registered) Money Market Funds in which event Bank One will charge a 25 basis point (.0025)
          automated   cash   management  fee.    One   Group
          (registered) will pay Banc One Investment Advisors
          Corporation,   an  affiliate  of  Bank   One,   an
          investment advisory fee as described in the fund prospectuses.

          Cash balances may be invested in another select alternative short-term investment fund in which event Bank One will charge a 25 basis point
          (.0025) automated cash management fee.

     The fees quoted in this letter apply to services ordinarily rendered in the administration of an agency account. They are subject to reasonable adjustment based on final review of the agency agreement. Fees may be adjusted based upon changes required by legal or regulatory changes or as the costs of doing business demand. Services in addition to those ordinarily performed under the documents, including, but not limited to document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, may be billed additionally as extraordinary services at a $200.00 per hour rate.

     In determining the general schedule of fees, Bank One takes into consideration the various incidental benefits accruing to it from the operation of the accounts. Collected funds must be on deposit prior to disbursement of payments. In addition, Bank One has the use of funds deposited to pay checks that have not yet been presented for payment. No interest shall be paid to the client or any other person on these funds, it being understood that the float on these funds is considered in the calculation of our fees.

                  Default and Workout Services
                  ----------------------------

     In the event Bank One is required to administer a default and/or workout matter in relation to the appointment, the following hourly fees will apply for Fiduciary Workout Services staff:

     Director                      $300.00/hour
     Account Executive             $250.00/hour
     Account Representative        $200.00/hour
     Client Service Assistant      $125.00/hour



NOT FDIC INSURED * NO BANK GUARANTEE * MAY LOSE VALUE
One Group Mutual Funds distributed by The One Group Services Company, 3435 Stelzer Road, Columbus, Ohio 43219 which is not affiliated with Bank One Corporation. Banc One Investment Advisors Corporation serves as an investment advisor to the One Group for which it receives advisory fees. Call Investor Services at The One Group Services Company at 1-800-480-4111 for a prospectus containing complete information about charges and expenses. Read carefully before investing.

                               12
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                            EXHIBIT A

                    CERTIFICATE OF INCUMBENCY


     The undersigned,
                      ------------------, --------------------
of Ennis Business Forms, Inc., a Texas corporation, hereby certifies that the following named officers are duly appointed, qualified and acting in the capacity set forth opposite his/her name, and the following signature is the true and genuine signature of said officer.

          Name                Title               Signature

     -----------------   ------------------  --------------------

     -----------------   ------------------  --------------------


      Such officers are hereby authorized to furnish Escrow Agent with directions relating to any matter concerning this Escrow
Agreement and the funds and/or property held pursuant thereto.

      IN  WITNESS WHEREOF, Ennis Business Forms, Inc., has caused this Certificate of Incumbency to be executed by its officer duly
authorized this       day of             , 200  .
                -----        ------------     --

                              ENNIS BUSINESS FORMS, INC.,
                              a Texas corporation



                              By:
                                 ---------------------------
                                   Keith S. Walters
                                   Chairman, President and CEO


                               13
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